Exhibit 5.1

January 12, 2004

SL Green Realty Corp.
420 Lexington Avenue
New York, NY 10170

Re:
SL Green Realty Corp. Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to SL Green Realty Corp., a Maryland corporation (the "Company"), and SL Green Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement on Form S-3 (the "Registration Statement"), relating to the registration of $18,700,000 in aggregate amount of shares of common stock (the "Securities") of the Company. The Securities may be offered by the Company from time to time at prices and on terms to be set forth in one or more prospectus supplements to the prospectus contained in the Registration Statement.

        In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company's Registration Statement (No. 333-68493) on Form S-3 as amended by Pre-Effective Amendment No. 1, dated June 15, 1999, Pre-Effective Amendment No. 2, dated September 28, 1999, Pre-Effective Amendment No. 3, dated September 28, 1999 and Pre-Effective Amendment No. 4 dated January 12, 2000 (the Registration Statement, as amended at the time it became effective, being referred to herein as the "Shelf Registration Statement"), and the related prospectus included in the Shelf Registration Statement (the "Prospectus") in the form in which it was first filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act, and the rules and regulations promulgated thereunder. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate, trust, and partnership records, certificates and letters of public officials and other instruments as we have deemed necessary or appropriate for the purposes of rendering the opinions set forth below. In examining all such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us, and the conformity with the respective originals of all documents submitted to us as certified, telecopied, photostatic or reproduced copies. As to facts upon which this opinion is based, we have relied, as to all matters of fact, upon certificates and written statements of officers, directors, partners and employees of, and accountants for, the Company. We have further assumed that:

          (a)   There will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Securities to be issued;

          (b)   At the time of delivery of the Securities to be issued, all contemplated additional actions shall have been taken and the authorization of the issuance of the Securities to be issued will not have been modified or rescinded;

          (c)   The issuance, execution and delivery of the Securities to be issued will not violate any then applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

          (d)   The consideration received or proposed to be received in connection with the offer and sale of any offering of Securities as contemplated by each of the Registration Statement, the Prospectus, and any applicable supplement or supplements to the Prospectus (each, a "Prospectus Supplement") is not less than the par value per share; and

          (e)   The aggregate number of Securities that would be outstanding after the issuance of any Securities, together with the number of Securities previously issued and outstanding and the number of Securities previously reserved for issuance upon the conversion or exchange of other securities issued by the Company, does not exceed the number of then-authorized Securities.

        Based on, and subject to, the foregoing, the qualifications and assumptions set forth herein and such examination of law as we have deemed necessary, we are of the opinion that when and if (i) the definitive terms of any offering of any Securities have been duly established, in accordance with resolutions of the Board of Directors of the Company authorizing the issuance and sale of the Securities, and (ii) those Securities so offered have been duly issued or delivered in the manner and for the consideration contemplated by each of the Registration Statement, the Prospectus, and the applicable Prospectus Supplement, those Securities will be validly issued, fully paid, and nonassessable.

        The opinions expressed herein are limited to the federal laws of the United States, the laws of the State of New York and the Maryland General Corporation Law, and we express no opinion as to the effect of the laws of any other jurisdiction.

        We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Shelf Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Clifford Chance US LLP